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EXHIBIT 10.32       FIRST AND SECOND AMENDMENT OF CORPORATE EXECUTIVE
                    EMPLOYMENT AGREEMENT WITH JOHN F. EGAN


November 1, 1993


Mr. John F. Egan
American Building Maintenance Industries, Inc.
50 Fremont Street
San Francisco  CA  94105


     RE:  AMENDMENT OF EMPLOYMENT AGREEMENT


Dear Jack:

This letter of amendment ("Letter") is being sent as a follow up to the letter sent to you by Sydney J. Rosenberg wherein you were given formal notice that your Corporate Executive Employment Agreement dated as of November 1, 1991 ("Agreement") would not be automatically renewed.

As you are aware, Sydney's letter was sent to you upon the authority of ABM's Board of Directors and its Executive Compensation Committee, which is in the process, with the assistance of its compensation consultants, of re-evaluating the Company's program for compensating its senior corporate executives in light of: (1) changes which have been made in the manner in which public companies must report executive compensation to their stockholders and (2) increased emphasis being placed upon financial performance as a determining factor in setting executive compensation.

Because of the complexities of this examination, the Board of Directors has authorized the Company to extend your Agreement on the identical terms and conditions for the period of November 1, 1993 through October 31, 1994 at the annual salary in effect on October 31, 1993, as set forth in Paragraph X.1 of the Agreement plus an increase of five (5%) per cent.

All other terms and conditions of your Agreement will remain unchanged with the following exceptions:

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Mr. John F. Egan
November 1, 1993
Page Two


     (A)  PARAGRAPH X.2 (a) BONUS shall be rewritten to read as follows:

          SUCH BONUS FOR EACH FISCAL YEAR COMMENCING NOVEMBER 1, 1992 SHALL BE .3132 PER CENT OF THE PROFIT OF THE JANITORIAL DIVISION OF THE COMPANY PLUS 1.25% PER CENT OF THE PROFIT OF THE JANITORIAL SUPPLY DIVISION OF THE COMPANY

     (B) The first phrase of PARAGRAPH X.2(b) SPECIAL PROVISIONS: BONUS shall be rewritten to read:

          PROFIT IS DEFINED AS THE CONSOLIDATED INCOME BEFORE TAXES OF THE JANITORIAL DIVISION AND THE JANITORIAL SUPPLY DIVISION OF COMPANY, EXCLUDING...

     (C) PARAGRAPHS X.2(b)(5) AND (7) SPECIAL PROVISIONS: BONUS shall be rewritten to read as follows (Note: Paragraphs X.2(b) (1), (2), (3),
          (4) and (6) remain unchanged):

          (5) THE PRIOR-YEAR PORTION OF ANY YEAR-END INSURANCE RESERVE ADJUSTMENTS,

          (7) THE DISCRETIONARY PORTION OF ANY COMPANY CONTRIBUTION MADE TO ANY PROFIT


Please note that the changes set forth in Paragraphs A & B above are retroactive to November 1, 1992 while the changes to Paragraph C are retroactive to November 1, 1991.

Please sign and date all three (3) originals of this Letter and return two
(2) of them to me.  If you have  any questions, please do not hesitate to call.

Very truly yours,




W. W. Steele

WWS/dar
Enclosures


I hereby agree to the foregoing amendments of the Agreement.



                                       Dated:                 , 1993
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November 14, 1994


Mr. John F. Egan
ABM Industries Incorporated
50 Fremont Street
San Francisco  CA  94105


    RE:  SECOND AMENDMENT OF CORPORATE EXECUTIVE EMPLOYMENT AGREEMENT


Dear Jack:

As you are aware, your Corporate Executive Employment Agreement ("Agreement") in effect for the fiscal year ending October 31, 1994 did not automatically renew pending further action by the Company's Executive Compensation Committee ("Committee") and Board of Directors. On October 25, 1994 the Board of Directors accepted the recommendations of the Committee, and it is the purpose of this letter to amend that Agreement effective November 1, 1994 in accordance with the Committee's recommendations as follows:

The name of the Company as set forth in the first paragraph of the Agreement shall be amended to: ABM Industries Incorporated.

PARAGRAPH N. EXTENSION OF EMPLOYMENT shall be amended (except for its last sentence which shall remain unchanged) to read: "Absent at least ninety (90) days written notice of termination from either party to the other party prior to the expiration of the Initial Term or any Extended Term of the Agreement, employment hereunder shall continue for an Extended Term of two years ("Extended Term") by which Executive and Company mean that all terms and conditions of this Agreement during the Extended Term shall remain in full force and effect except that the highest base Salary specified in Paragraph X1 shall be increased annually as provided in Paragraph X.1(b) each year during the Extended Term.

PARAGRAPH X.1   SALARY shall be amended in its entirety to read:

    "(a) Three Hundred Fourteen Thousand Four Hundred Eight Dollars
         ($314,408.00) from  11/1/94 through 10/31/95.

    (b) Effective 11/1/95 through 10/31/96, and for each year of an Extended Term of this Agreement, if any, the Salary in Paragraph X.1(a) will be adjusted upward annually to reflect the percentage increase change in the American Compensation Association

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Mr. John F. Egan
November 14, 1994
Page Two


         ("ACA") Index for the Western Region ("ACA Index") with a six per cent (6%) maximum increase. The adjustment, if any, shall be based upon the projected ACA Index as published for the ACA fiscal year ending on the June 30th immediately preceding the effective date of the proposed increase hereunder. Notwithstanding the foregoing, there shall be no annual increase in Salary for any such year unless the Company's earnings per share ("EPS") for the fiscal year of the Company (commencing November 1 and ending October 31) ("Fiscal Year") then ending are equal to or greater than the Company's EPS for the previous Fiscal Year of the Company. There shall be no downward adjustment in salary in the event the ACA Index shows a decrease from the prior Fiscal Year.

         For example: for the Company's Fiscal Year commencing November 1, 1995, there would be no Salary increase unless the Company's EPS for the Fiscal Year of the Company ending October 31, 1995 equaled or exceeded the Company's EPS for Fiscal Year of the Company ending October 31, 1994;

PARAGRAPH X.2 BONUS Subparagraphs (a) and (c) through (e) remain unchanged; Introduction, and sub-paragraphs (x), (b) and (f) shall be amended to read:
"Subject to the provisions of Paragraph X.2(f) and further subject to proration in the event of modification or termination of employment hereunder, Executive shall be paid a bonus ("Bonus") based on the profit ("Profit") for each Fiscal Year or partial Fiscal Year of the Company of employment hereunder during the Initial Term and during the Extended Term, if any, of this Agreement.

    (b) Profit is defined as the consolidated income before income taxes of the Janitorial Division and the Janitorial Supply Division of Company, excluding: (1) gains or losses on sales or exchanges of real property or on sales or exchanges of all or substantially all of the stock or assets of a subsidiary corporation or any other business unit of Company, (2) gains or losses on the discontinuation of any business unit of Company (3) the discretionary portion of any contributions made to any profit sharing, service award or similar plans and (4) any so-called corporate charges imposed by the Company as a percentage of sales.

    (f) Notwithstanding the foregoing, no Bonus for any Fiscal Year of the Company shall be payable: (i) unless the Company's EPS for the Fiscal Year then ending is equal to or greater than 80% of the Company's EPS for the previous Fiscal Year of the Company and (ii) in no event unless the Company's EPS for any Fiscal Year of the Company is equal to or greater than 80% of the Company's EPS for Fiscal Year ending October 31, 1994.

         For example: for the Company's Fiscal Year ending October 31,1996 there would be no Bonus payable unless: (x) the Company's EPS equals or exceeds 80% of the Company's EPS for the Company's Fiscal Year ending October 31, 1995; and (y) the Company's EPS for the Fiscal Year ending October 31, 1996 equals or exceeds 80% of the Company's EPS for the Fiscal Year of the Company ending October 31, 1994.

Mr. John F. Egan
November 14, 1994
Page Three


PARAGRAPH X.4 CONSULTANCY shall be amended (except for subparagraph (a) and (b) which remain unchanged) to read: Upon Executive's retirement from employment with the Company, but commencing no earlier than Executive's sixty-fifth (65th) birthday, Company shall pay to Executive consulting fees ("Consulting Fees") equal to the sum of (i) $471,428.56 plus (ii) $42,857.14 times the number of years of Executive's full-time employment commencing November 1, 1994. Consulting Fees shall be payable in equal monthly installments determined by dividing the sum of (i) plus (ii) by 120 months ("Consultancy").


In all other respects the Agreement, as previously amended, shall remain unchanged.

Please sign all three (3) copies of this letter and return two (2) copies to Harry Kahn, Vice President and General Counsel, at the ABM Legal Department.

Salary and Bonus increases will not be processed until both signed copies are received by Harry Kahn.

Sincerely,




William W. Steele

WWS/dar
Encl.


I agree to the foregoing.




                                       Date:
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